UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 28, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805 (Commission File Number)	20-0138854 (IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas (Address of Principal Executive Offices)	77056-6118 (Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Capital Contribution to Hines-Sumisei U. S. Core Office Fund
     On July 28, 2006, Hines Real Estate Investment Trust, Inc. (“Hines REIT”) agreed to make a new capital contribution of approximately $20.6 million to Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”). This investment was approved by Hines REIT’s board of directors (the “Board”) and the Conflicts Committee of the Board. The Core Fund is an affiliate of Hines Interests Limited Partnership (“Hines”), the sponsor of Hines REIT, and of Jeffrey C. Hines, Chairman of the Board. Hines REIT funded this contribution to the Core Fund on August 1, 2006. In addition, Hines REIT made an additional capital contribution to the Core Fund on August 1, 2006 in the amount of approximately $31.1 million (for a total contribution of approximately $51.7 million) as a result of its previously unfunded capital commitment under an existing subscription agreement between Hines REIT and the Core Fund, in which Hines REIT made a $100.0 million capital commitment to the Core Fund. This subscription agreement is more fully described in a Current Report on Form 8-K filed by Hines REIT on November 14, 2005. Hines REIT made these capital contributions through Hines REIT Properties, L.P. (the “Operating Partnership”). Hines REIT is the sole general partner of and conducts substantially all of its operations through the Operating Partnership.
     The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. After this capital contribution, Hines REIT (through the Operating Partnership) owns a 31.48% non-managing general partner interest in the Core Fund, which owns interests in and controls a portfolio of 13 office properties. Hines REIT used borrowings under its revolving credit facility to fund the $51.7 million in capital contributions. The Operating Partnership received additional units representing non-managing general partner interests in the Core Fund in exchange for these contributions. For the $20.6 million capital contribution approved on July 28, 2006, the Operating Partnership received units at a price equal to the price at which the Core Fund would offer such units to an unaffiliated third party on the same commitment date. This contribution was made pursuant to Hines REIT’s current contractual right to invest up to 40% of any capital call made by the Core Fund.
New Credit Facility with HSH Nordbank
     On August 1, 2006, the Operating Partnership and certain of its subsidiaries entered into a credit agreement with HSH Nordbank AG, New York Branch (“HSH Nordbank”), as administrative agent for itself and the other lenders named in the credit agreement (collectively, the “Lenders”), which provides a secured credit facility in the maximum principal amount of $500.0 million, subject to certain borrowing limitations. The total borrowing capacity under this credit facility will be based upon a percentage of the appraised values of the properties that the Operating Partnership selects to serve as collateral under this facility, subject to certain debt service coverage limitations. On August 1, 2006, the borrowers under the loan documents borrowed approximately $185.0 million under the credit facility to repay amounts owed under the Operating Partnership’s existing $165.0 million term loan facility and its existing revolving credit facility with KeyBank National Association and to pay certain fees and expenses related to the credit facility. The loans under this credit facility are secured initially by mortgages or deeds of trust and related assignments and security interests on three properties: 321 North Clark in Chicago, Illinois, Citymark in Dallas, Texas and 1900 and 2000 Alameda in San Mateo, California. The subsidiaries that own such properties are the borrowers under the loan documents. In the future, the Operating Partnership may, at its election, pledge newly acquired properties as security under this credit facility for additional borrowings.
     The initial $185.0 million borrowing has a term of ten years and bears interest at a variable rate, as described below. As of August 1, 2006, the interest rate on such borrowing was effectively 5.8575% as a result of an interest rate swap agreement entered into with HSH Nordbank. Further information about this swap agreement can be found in Hines REIT’s Current Report on Form 8-K filed June 9, 2006.
     Future borrowings under the HSH Nordbank credit facility must be drawn, if at all, between August 1, 2006 and July 31, 2009, and undrawn amounts will be subject to an unused facility fee of 0.15% per annum on the average daily outstanding undrawn loan amount during this period. For amounts drawn after August 1, 2006, the Operating Partnership may select terms of five, seven or 10 years for the applicable borrowings. The outstanding balance of subsequent loans will bear interest at a rate equal to: one-month LIBOR, plus an applicable margin of (i) 0.40% in the case of amounts funded before August 1, 2007 which have 10-year terms, and (ii) 0.45% for all other borrowings and maturities. The Operating Partnership is required to purchase interest rate protection prior to borrowing any additional amounts under this facility, the effect of which is to secure it against fluctuations of LIBOR. The loans made under this credit facility allow for prepayment, in whole or in part, subject to the payment of certain prepayment fees and breakage costs.
     The Operating Partnership provided customary non-recourse carve-out guarantees. Hines REIT also made certain limited guarantees with respect to the payment and performance of (i) certain tenant improvement and leasing commission obligations in the event the properties securing the loan fail to meet certain occupancy requirements and (ii) certain major capital repairs with respect to the properties securing the loans.
     The credit agreement provides that it shall be an event of default under the agreement if a change in majority ownership or control occurs for Hines Advisors Limited Partnership, the advisor to Hines REIT (the “Advisor”), or Hines, or if the Advisor no longer provides advisory services or manages the day-to-day operations of Hines REIT. The credit agreement also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of minimum loan-to-value and debt service coverage ratios.
Item 1.02. Termination of a Material Definitive Agreement
     The Operating Partnership’s $165.0 million term loan facility with KeyBank National Association has been terminated. The disclosure required by this item is included under the caption, “New Credit Facility with HSH Nordbank” under in Item 1.01 of this report and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item is included under the caption, “New Credit Facility with HSH Nordbank” under in Item 1.01 of this report and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws.
     On July 28, 2006, the Board and the Conflicts Committee of the Board adopted the Amended and Restated Bylaws of Hines REIT. The changes to the Bylaws provide for, among other things:
•	election of directors by a majority (as opposed to the previous requirement of a plurality) of shares present and entitled to vote at the annual meeting of shareholders;

•	a detailed description of the circumstances under which the officers and directors of Hines REIT are entitled to indemnification, which replaced a general provision noting that Hines REIT would indemnify officers and directors to the extent permitted by law and Hines REIT’s Articles of Incorporation;

•	a limitation on the rights of the Advisor, the directors of Hines REIT and any of their respective affiliates to vote as shareholders, which includes prohibitions on voting regarding removal of the Advisor, a director or any affiliate and on transactions between Hines REIT and the Advisor, a director or any affiliate; and

•	other clarifications to certain provisions in Hines REIT’s Articles of Incorporation.
     The Amended and Restated Bylaws are filed as Exhibit 3.1 to this report.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit
Number	Exhibit Table

3.1	Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
August 3, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc.